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SUBSIDIARIES OF THE COMPANY
HYPERCOM CORPORATION

LIST OF SUBSIDIARIES

NAME OF ENTITY                                                   JURISDICTION OF ORGANIZATION
--------------                                                   ----------------------------
1.   Hypercom (Arizona), Inc. .................................. Arizona
2.   Hypercom (Arizona), Inc. .................................. Delaware
3.   Hypercom Latino American, Inc. ............................ Arizona
4.   Hypercom Manufacturing Resources, Inc. .................... Arizona
5.   Hypercom do Brasil Industria e Comercio Limitada........... Brazil
6.   Hypercom Asia Ltd. ........................................ Hong Kong
7.   Hypercom Australia Pty., Ltd. ............................. Australia
8.   Hypercom Europe Limited, Inc. ............................. Arizona
9.   Hypercom FSC, Inc. ........................................ Barbados
10.  Golden Eagle Leasing, Inc. ................................ Arizona
11.  Hypercom Net Transactions, Pty. Ltd. ...................... Australia
12.  Hypercom Hungary KFT....................................... Hungary
13.  Hypercom Network Systems Ltd. ............................. Hong Kong
14.  Hypercom Far East Ltd. .................................... Hong Kong
15.  Hypercom Asia (Singapore) Pte Ltd. ........................ Singapore
16.  Hypercom Canada Ltd. ...................................... Canada
17.  Hypercom de Mexico......................................... Mexico
18.  Hypercom de Argentina...................................... Argentina
19.  Hypercom de Chile, S.A. ................................... Chile
20.  Hypercom de Venezuela...................................... Venezuela
21.  Hypercom Horizon, Inc. .................................... Missouri
22.  Hypercom Transaction Network, Inc. ........................ Arizona
23.  Hypercom France S.A.R.L. .................................. France
24.  Hypercom Thailand.......................................... Thailand
25.  Hypercom Gmbh.............................................. Germany
26.  Hypercom Financial Terminals AB............................ Sweden
27.  Hypercom Korea............................................. Korea
28.  Hypercom Philippines....................................... Philippines
29.  Hypercom Electronics Manufacturing (Shenzhen) Co. Ltd. .... China
30.  Hypercom China Co. Ltd. ................................... Hong Kong
31.  ePicNetz, Inc. ............................................ Nevada